SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2016

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis St., Suite 1425 Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On June 30, 2016, Houston American Energy Corp. (“Houston American”) received notice from Tamboran Resources Limited (“Tamboran”) that Tamboran had failed to satisfy certain closing conditions set forth in that certain Offer Letter – Subscription for fully paid ordinary shares, dated February 2016 (the “Subscription Agreement”). Pursuant to the Subscription Agreement, Houston American had agreed to acquire 12.5% of the ordinary shares (the “Shares”) of Tamboran for $1,000,000.  Following receipt of such notice from Tamboran, Houston American notified Tamboran that it was terminating the Subscription Agreement and the Subscription Agreement was terminated.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2016, Houston American issued a press release announcing, among other things, the termination of the Subscription Agreement with Tamboran.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated July 1, 2016, regarding termination of Tamboran Resources Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP

Dated: July 1, 2016
	By:	/s/ John P. Boylan
John P. Boylan, President